Exhibit 99.1
Secureworks Reports Fourth Quarter and Full Year Fiscal 2019 Results and
$15 Million Increase to Stock Repurchase Program

Fourth Quarter and Full Year Fiscal 2019 Highlights

•	Revenue in fiscal 2019 of $518.7 million grew 10.9 percent over fiscal 2018, including 50 percent growth year over year in international revenue. Revenue was $130.7 million in the fourth quarter.

•	Fourth quarter 2019 net loss was $0.15 per share and $0.48 per share in the full fiscal year. Non-GAAP earnings per share were $0.02 in the fourth quarter and full fiscal year 2019.

•
GAAP net loss was $11.8 million and $39.1 million in the fourth quarter and fiscal year 2019, respectively, compared with net income of $22.5 million and net loss of $10.4 million in the fourth quarter and fiscal year 2018, respectively.

•
Adjusted EBITDA improved to $4.8 million and $11.8 million in the fourth quarter and fiscal year 2019, respectively, compared with an adjusted EBITDA loss of $5.7 million and $13.4 million in the fourth quarter and fiscal year 2018, respectively.

•
Cash flow provided by operating activities was $31.2 million and $57.2 million in the fourth quarter and fiscal year 2019, respectively, an increase from $4.0 million and $0.8 million in the fourth quarter and fiscal year 2018, respectively.

•	The Board of Directors approved a $15 million increase to the Company’s existing stock repurchase program.

ATLANTA, Ga, March 27, 2019 - Secureworks (NASDAQ: SCWX), a leading global cybersecurity company that protects organizations in the digitally connected world, today announced financial results for its fourth quarter and full fiscal year ended February 1, 2019.
“The fourth quarter marked the end to a year of strong financial results and the achievement of significant milestones in the advancement of our strategy to deliver software-driven security solutions,” said Michael R. Cote, Chief Executive Officer of Secureworks.
“The combination of our global threat intelligence, proprietary technology and multi-vendor approach, creates a powerful network effect, unique in our industry. The network effect, along with our track record of continuous innovation, are foundational to our strategy to deliver security software applications that, along with our managed security solutions and consulting services, provide customers the best available defenses,” continued Mr. Cote.
Business and operational developments for the fourth quarter of fiscal 2019 include:

•
Secureworks collaborated with Dell to introduce Dell SafeGuard and Response, a portfolio of next-generation endpoint security solutions that combines the software, managed security, threat behavioral analytics and incident response expertise of Secureworks with the unified endpoint protection platform from CrowdStrike.

•
The Company recently announced the launch of its Orchestration and Automation solution to help customers speed response and streamline action to contain and eradicate threats from their environment. The solution provides open-source, digital playbooks to automate customer-specific workflows. Using a unified view of a customer’s full environment, a broad set of integrations also adds context to enrich incident data and automate response activities.

Fourth Quarter Fiscal 2019 Financial Results Highlights

•
GAAP revenue increased 8.1 percent to $130.7 million in the fourth quarter of fiscal 2019, from $120.9 million in the same period last year. Non-GAAP revenue increased 8.0 percent to $130.7 million from $121.1 million in the fourth quarter of fiscal 2018.

•
GAAP gross margin was 53.4 percent in the fourth quarter of 2019, compared with 50.2 percent in the same period last year. Non-GAAP gross margin was 56.0 percent compared with 53.3 percent in the fourth quarter of fiscal 2018.

•
GAAP net loss was $11.8 million, or $0.15 per share, in the fourth quarter of fiscal 2019, compared with GAAP net income of $22.5 million, or $0.28 per share, in the prior year. Non-GAAP income was $1.5 million, or $0.02 per share, in the fourth quarter of fiscal 2019, compared with a non-GAAP net loss of $5.3 million, or $0.07 per share, in the same prior year period.

•	Adjusted EBITDA was $4.8 million, compared with an adjusted EBITDA loss of $5.7 million in the fourth quarter of fiscal 2018.

•	Cash provided by operating activities for the three months ended February 1, 2019 was $31.2 million.

•	Secureworks ended the fourth quarter of fiscal 2019 with $129.6 million in cash and cash equivalents.

•
Monthly recurring revenue as of February 1, 2019 increased 2.5 percent to $36.2 million from $35.3 million as of February 2, 2018. The Company’s monthly recurring revenue metric represents the monthly value of its subscription contracts, including operational backlog, as of period end.

Full Year Fiscal 2019 Financial Results Highlights

•	GAAP revenue in fiscal 2019 increased 10.9 percent to $518.7 million from $467.9 million in fiscal 2018. Non-GAAP revenue increased 10.7 percent to $518.7 million from $468.5 million in fiscal 2018.

•	GAAP gross margin increased to 52.6 percent in fiscal 2019, up from 51.9 percent in the prior year. Non-GAAP gross margin increased to 55.3 percent from 55.1 percent year-over-year.

•
GAAP net loss was $39.1 million, or $0.48 per share in fiscal 2019, compared with a net loss of $10.4 million, or $0.13 per share last year. Non-GAAP net income was $1.4 million, or $0.02 per share, in fiscal 2019, compared to a non-GAAP net loss of $17.4 million, or $0.22 per share, in fiscal 2018.

•	Adjusted EBITDA was $11.8 million in fiscal 2019, compared with a loss of $13.4 million in fiscal 2018.

•	Cash provided by operating activities for the fiscal year ended February 1, 2019 was $57.2 million.

First Quarter and Full Fiscal Year 2020 Guidance
For the first quarter of fiscal 2020, the Company expects:

•	Revenue of $131 to $133 million on both a GAAP and non-GAAP basis.

•	GAAP net loss per share of $0.17 to $0.18 and non-GAAP loss per share of $0.05 to $0.06.
For the full fiscal year 2020, the Company expects:

•	GAAP and non-GAAP revenue of $565 to $575 million.

•	GAAP net loss of $48 to $51 million and $0.60 to $0.64 on a per share basis.

•	Non-GAAP loss per share of $0.09 to $0.13.

•	Adjusted EBITDA of $2 to $6 million.

•	Cash flow from operations of $25 to $35 million.

Conference Call Information
As previously announced, the Company will hold a conference call to discuss its fourth quarter and fiscal 2019 results and outlook for its first quarter and fiscal year 2020 on March 27, 2019, at 8:00 a.m. ET. A live audio webcast of the conference call and the supplemental financial information referred to above will be accessible on the Company’s website at http://investors.secureworks.com. The webcast and supplemental information will be archived at the same location for one year.

Non-GAAP Financial Measures
The press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical and forward-looking non-GAAP financial measures to the most directly comparable historical and forward-looking GAAP financial measure is provided below for each of the fiscal periods indicated.

Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Such forward-looking statements include, but are not limited to, the statements in this press release with respect to the Company’s expectations concerning its GAAP and non-GAAP revenue and GAAP and non-GAAP earnings (loss) per share for the first quarter of fiscal 2020 and for full year fiscal 2020, net income (loss) and adjusted EBITDA (loss) for full year fiscal 2020, and cash flow from operations for full year fiscal 2020, all of which reflect the Company’s current analysis of existing trends and information. These forward-looking statements represent the Company’s judgment only as of the date of this press release.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors, including those relating to: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the rapidly evolving market in which the Company operates; the Company’s reliance on personnel with extensive information security expertise; fluctuations in the Company’s quarterly results and other operating measures; intense competition in the Company’s markets; the Company’s ability to attract new clients, retain existing clients and increase its annual contract values; the Company’s reliance on clients in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; the Company’s service level agreements with clients requiring credits for service failures or inadequacies; the Company’s ability to continue expansion of its sales force; the Company’s long and unpredictable sales cycles; risks associated with the Company’s international sales and operations; the effect of Brexit on the Company's operations; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the risks associated with cyber attacks or other data security incidents; the ability of the Company’s solutions to interoperate with its clients’ IT infrastructure; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; risks associated with the Company’s acquisition of other businesses; the Company’s recognition of revenue ratably over the terms of its managed security and threat intelligence contracts;

estimates or judgments relating to the Company’s critical accounting policies; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business; the Company’s compliance with the Foreign Corrupt Practices Act and similar laws; the Company’s ability to maintain effective disclosure controls and procedures; the effect of natural disasters and other catastrophic events on the Company’s ability to serve its clients; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc.
This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended February 1, 2019, as well as in the Company’s other SEC filings. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.

About Secureworks
Secureworks® (NASDAQ: SCWX) is a leading global cybersecurity company that protects organizations in the digitally connected world. We close gaps in security layers with a Defense in Concert that combines visibility from thousands of clients, machine learning and automation from our industry-leading Secureworks Counter Threat Platform™, and actionable insights from our team of elite researchers, analysts and consultants to create a powerful network effect of increasingly strong protection for our clients. By aggregating and analyzing data from any source, anywhere, we prevent security breaches, detect malicious activity in real time, respond rapidly, and predict emerging threats. We offer our clients a cyber-defense that is Collectively Smarter. Exponentially Safer.™ www.secureworks.com
Contact Information
Investor Inquiries:
Teri Miller
VP, Chief Accounting Officer
678-268-4389
temiller@secureworks.com

Media Inquiries:
Doreen Kelly Ruyak
Corporate Communications
202-744-9767
press@secureworks.com

(Tables Follow)

SECUREWORKS CORP.
Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	February 1, 2019	February 2, 2018*	February 1, 2019	February 2, 2018*
Net revenue	$130,710	$120,911	$518,709	$467,930
Cost of revenue	60,906	60,253	246,117	225,084
Gross margin	69,804	60,658	272,592	242,846
Research and development	21,687	21,491	87,608	80,164
Sales and marketing	35,854	34,242	141,818	139,937
General and administrative	22,663	25,288	91,898	92,726
Total operating expenses	80,204	81,021	321,324	312,827
Operating loss	(10,400)	(20,363)	(48,732)	(69,981)
Interest and other, net	196	(1,782)	2,778	(2,735)
Loss before income taxes	(10,204)	(22,145)	(45,954)	(72,716)
Income tax expense (benefit)	1,574	(44,662)	(6,853)	(62,299)
Net income (loss)	$(11,778)	$22,517	$(39,101)	$(10,417)

Net income (loss) per common share (basic)	$(0.15)	$0.28	$(0.48)	$(0.13)

Net income (loss) per common share (diluted)	$(0.15)	$0.28	$(0.48)	$(0.13)

Weighted-average common shares
outstanding (basic)	80,587	80,357	80,710	80,280

Weighted-average common shares
outstanding (diluted)	80,587	80,528	80,710	80,280

Percentage of Total Net Revenue
Gross margin	53.4%	50.2%	52.6%	51.9%
Research and development	16.6%	17.8%	16.9%	17.1%
Sales and marketing	27.4%	28.3%	27.3%	29.9%
General and administrative	17.3%	20.9%	17.7%	19.8%
Operating expenses	61.4%	67.0%	61.9%	66.9%
Operating loss	(8.0)%	(16.8)%	(9.4)%	(15.0)%
Loss before income taxes	(7.8)%	(18.3)%	(8.9)%	(15.5)%
Net income (loss)	(9.0)%	18.6%	(7.5)%	(2.2)%
Effective tax rate	(15.4)%	201.7%	14.9%	85.7%

Note: Percentage growth rates are calculated based on underlying data in thousands
* Certain prior period amounts have been adjusted as a result of the adoption of the accounting standard for revenue recognition set forth in ASC 606.

SECUREWORKS CORP.
Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	February 1, 2019	February 2, 2018*
Assets:
Current assets:
Cash and cash equivalents	$129,592	$101,539
Accounts receivable, net	141,344	157,764
Inventories	468	1,030
Other current assets	27,604	40,551
Total current assets	299,008	300,884
Property and equipment, net	35,978	33,457
Goodwill	416,487	416,487
Purchased intangible assets, net	206,448	234,184
Other non-current assets	78,238	72,069
Total assets	$1,036,159	$1,057,081
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$16,177	$23,266
Accrued and other	86,495	81,625
Deferred revenue	157,865	137,697
Total current liabilities	260,537	242,588
Long-term deferred revenue	16,064	14,948
Other non-current liabilities	66,851	68,455
Total liabilities	343,452	325,991
Stockholders' equity	692,707	731,090
Total liabilities and stockholders' equity	$1,036,159	$1,057,081
* Certain prior period amounts have been adjusted as a result of the adoption of the accounting standard for revenue recognition set forth in ASC 606.

SECUREWORKS CORP.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Fiscal Year Ended
	February 1, 2019	February 2, 2018*
Cash flows from operating activities:
Net loss	$(39,101)	$(10,417)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	41,207	42,171
Stock-based compensation expense	19,370	13,790
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(1,818)	3,256
Income tax benefit	(6,853)	(62,299)
Provision for doubtful accounts	2,356	3,947
Changes in assets and liabilities:
Accounts receivable	13,750	(48,540)
Net transactions with parent	(1,797)	11,024
Inventories	562	917
Other assets	(7,277)	14,610
Accounts payable	(6,117)	3,302
Deferred revenue	20,942	19,560
Accrued and other liabilities	21,975	9,466
Net cash provided by (used in) operating activities	57,199	787
Cash flows from investing activities:
Capital expenditures	(10,200)	(13,819)
Net cash provided by (used in) investing activities	(10,200)	(13,819)
Cash flows from financing activities:
Principal payments on financing arrangement with Dell Financial Services	(2,208)	(800)
Taxes paid on vested restricted shares	(2,207)	(1,224)
Purchases of stock for treasury	(13,531)	—
Payments on financed capital expenditures	(1,000)	—
Net cash provided by (used in) financing activities	(18,946)	(2,024)
Net (decrease) increase in cash and cash equivalents	28,053	(15,056)
Cash and cash equivalents at beginning of the period	101,539	116,595
Cash and cash equivalents at end of the period	$129,592	$101,539

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Financed capital expenditures	$373	$1,390
Income taxes paid	$1,961	$1,152
* Certain prior period amounts have been adjusted as a result of the adoption of the accounting standard for revenue recognition set forth in ASC 606.

Non-GAAP Financial Measures
This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP. The Company believes these non-GAAP financial measures provide useful information to help evaluate its operating results by facilitating an enhanced understanding of its operating performance and enabling more meaningful period-to-period comparisons. There are limitations to the use of the non-GAAP financial measures presented in the press release. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Secureworks’ industry, may calculate non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below for each of the periods indicated. Investors are encouraged to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, the Company may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in this non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

The Company excludes the following items from one or more of its non-GAAP financial measures:
Impact of purchase accounting. The impact of purchase accounting consists primarily of purchase accounting adjustments related to a change in the basis of deferred revenue for the acquisition of Dell Inc. (“Dell”) by Dell Technologies Inc. in fiscal 2014.
Amortization of intangible assets. Amortization of intangible assets consists of amortization of customer relationships and acquired technology. In connection with the acquisition of Dell by Dell Technologies Inc. in fiscal 2014, all of the Company’s tangible and intangible assets and liabilities were accounted for and recognized at fair value on the transaction date. Accordingly, amortization of intangible assets consists of amortization associated with intangible assets recognized in connection with this transaction.
Stock-based compensation. Non-cash stock-based compensation relates to awards under both the Dell Technologies Inc. and Secureworks equity plans. We exclude such expenses when assessing the effectiveness of our operating performance since they do not necessarily correlate with the underlying operating performance of the business.
Impact of Tax Cuts and Jobs Act. The impact of the Tax Cuts and Jobs Act relates to final tax provision impacts of complying with the U.S. tax reform that was enacted in December 2017, recorded in fiscal 2019, as well as the provisional tax benefit of $27.0 million that was recorded in the fourth quarter of fiscal 2018.
Aggregate adjustment for income taxes. The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the tax jurisdictions where the above items were incurred.
As the excluded items can have a material impact on earnings, management compensates for this limitation by relying primarily on GAAP results and using non-GAAP financial measures supplementally. The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for revenue, gross margin, research and development expenses, sales and marketing expenses, general and administrative expenses, operating loss or net loss prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis.

(Tables Follow)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	February 1, 2019	February 2, 2018*	February 1, 2019	February 2, 2018*
GAAP revenue	$130,710	$120,911	$518,709	$467,930
Impact of purchase accounting	—	146	—	584
Non-GAAP revenue	$130,710	$121,057	$518,709	$468,514

GAAP gross margin	$69,804	$60,658	$272,592	$242,846
Amortization of intangibles	3,411	3,411	13,642	13,642
Impact of purchase accounting	—	156	—	624
Stock-based compensation expense	12	245	780	891
Non-GAAP gross margin	$73,227	$64,470	$287,014	$258,003

GAAP research and development expenses	$21,687	$21,491	$87,608	$80,164
Stock-based compensation expense	(1,163)	(879)	(4,133)	(3,261)
Non-GAAP research and development expenses	$20,524	$20,612	$83,475	$76,903

GAAP sales and marketing expenses	$35,854	$34,242	$141,818	$139,937
Stock-based compensation expense	(511)	(245)	(2,652)	(735)
Non-GAAP sales and marketing expenses	$35,343	$33,997	$139,166	$139,202

GAAP general and administrative expenses	$22,663	$25,288	$91,898	$92,726
Amortization of intangibles	(3,524)	(3,522)	(14,094)	(14,095)
Impact of purchase accounting	—	(256)	—	(1,025)
Stock-based compensation expense	(3,209)	(2,330)	(11,805)	(8,903)
Non-GAAP general and administrative expenses	$15,930	$19,180	$65,999	$68,703

GAAP operating income (loss)	$(10,400)	$(20,363)	$(48,732)	$(69,981)
Amortization of intangibles	6,934	6,933	27,736	27,737
Impact of purchase accounting	—	412	—	1,649
Stock-based compensation expense	4,895	3,699	19,370	13,790
Non-GAAP operating loss	$1,429	$(9,319)	$(1,626)	$(26,805)

GAAP net income (loss)	$(11,778)	$22,517	$(39,101)	$(10,417)
Amortization of intangibles	6,934	6,933	27,736	27,737
Impact of purchase accounting	—	412	—	1,649
Stock-based compensation expense	4,895	3,699	19,370	13,790
Impact of Tax Cuts and Jobs Act	4,325	(34,993)	4,325	(34,993)
Aggregate adjustment for income taxes	(2,848)	(3,876)	(10,978)	(15,129)
Non-GAAP net income (loss)	$1,528	$(5,308)	$1,352	$(17,363)

GAAP earnings (loss) per share	$(0.15)	$0.28	$(0.48)	$(0.13)
Amortization of intangibles	0.08	0.09	0.34	0.35
Impact of purchase accounting	—	0.01	—	0.02
Stock-based compensation expense	0.06	0.05	0.24	0.17
Impact of Tax Cuts and Jobs Act	0.05	(0.44)	0.05	(0.44)
Aggregate adjustment for income taxes	(0.03)	(0.05)	(0.13)	(0.19)
Non-GAAP earnings (loss) per share *	$0.02	$(0.07)	$0.02	$(0.22)

* Sum of reconciling items may differ from total due to rounding of individual components

GAAP net income (loss)	$(11,778)	$22,517	$(39,101)	$(10,417)
Interest and other, net	(196)	1,782	(2,778)	2,735
Income tax expense (benefit)	1,574	(44,662)	(6,853)	(62,299)
Depreciation and amortization	10,335	10,851	41,207	42,171
Stock-based compensation expense	4,895	3,698	19,370	13,790
Impact of purchase accounting	—	146	—	584
Adjusted EBITDA	$4,830	$(5,668)	$11,845	$(13,436)
* Certain prior period amounts have been adjusted as a result of the adoption of the accounting standard for revenue recognition set forth in ASC 606.

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended		Fiscal Year Ended
Percentage of Total Net Revenue	February 1, 2019	February 2, 2018*	February 1, 2019	February 2, 2018*

GAAP gross margin	53.4%	50.2%	52.6%	51.9%
Non-GAAP adjustment	2.6%	3.1%	2.7%	3.2%
Non-GAAP gross margin	56.0%	53.3%	55.3%	55.1%

GAAP research and development expenses	16.6%	17.8%	16.9%	17.1%
Non-GAAP adjustment	(0.9)%	(0.8)%	(0.8)%	(0.7)%
Non-GAAP research and development expenses	15.7%	17.0%	16.1%	16.4%

GAAP sales and marketing expenses	27.4%	28.3%	27.3%	29.9%
Non-GAAP adjustment	(0.4)%	(0.2)%	(0.5)%	(0.2)%
Non-GAAP sales and marketing expenses	27.0%	28.1%	26.8%	29.7%

GAAP general and administrative expenses	17.3%	20.9%	17.7%	19.8%
Non-GAAP adjustment	(5.1)%	(5.1)%	(5.0)%	(5.1)%
Non-GAAP general and administrative expenses	12.2%	15.8%	12.7%	14.7%

GAAP operating income (loss)	(8.0)%	(16.8)%	(9.4)%	(15.0)%
Non-GAAP adjustment	9.1%	9.1%	9.1%	9.3%
Non-GAAP operating income (loss)	1.1%	(7.7)%	(0.3)%	(5.7)%

GAAP net income (loss)	(9.0)%	18.6%	(7.5)%	(2.2)%
Non-GAAP adjustment	10.2%	(23.0)%	7.8%	(1.5)%
Non-GAAP net income (loss)	1.2%	(4.4)%	0.3%	(3.7)%
* Certain prior period amounts have been adjusted as a result of the adoption of the accounting standard for revenue recognition set forth in ASC 606.

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions, except per share data)
(unaudited)

	Three Months Ending May 3, 2019		Fiscal Year Ending January 31, 2020
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance

GAAP revenue	$131	$133	$565	$575

GAAP net loss per share	$(0.18)	$(0.17)	$(0.64)	$(0.60)
Amortization of intangibles	0.09	0.09	0.34	0.34
Stock-based compensation expense	0.07	0.07	0.33	0.33
Aggregate adjustment for income taxes	(0.04)	(0.04)	(0.16)	(0.16)
Non-GAAP net loss per share*	$(0.06)	$(0.05)	$(0.13)	$(0.09)

GAAP net loss			$(51)	$(48)
Interest and other, net			—	—
Income tax benefit			(16)	(15)
Depreciation and amortization			42	42
Stock-based compensation expense			27	27
Adjusted EBITDA*			$2	$6

Other Items
Effective tax rate				24%
Weighted average shares outstanding (in millions)				80.5
Cash flows from operations				$25-$35
Capital expenditures				$12-$14

* Sum of reconciling items may differ from total due to rounding of individual components
Sum of quarterly guidance may differ from full year guidance due to rounding